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                                                                     EXHIBIT 5.1



                                 August 31, 1998



NetManage, Inc.
10725 N. De Anza Blvd.
Cupertino, CA  95014


     RE: REGISTRATION STATEMENT ON FORM S-8

Gentlemen:

     We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about August 31, 1998 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of 4,065,351 shares of your Common Stock reserved for issuance upon exercise of outstanding stock options originally granted under the FTP Software, Inc. Stock Option Plan, 1997 Employee Equity Incentive Plan, 1996 Executive Equity Incentive Plan, Amended and Restated
1993 Non-Employee Directors' Stock Option Plan and the Firefox 1994 Share Option Scheme (collectively, the "Plans") assumed by NetManage, Inc. As your legal counsel, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of such Common Stock under the Plans.

     It is our opinion that, when issued and sold in the manner referred to in the Plans and pursuant to the stock option certificates which accompany the Plans, the Common Stock issued and sold thereby will be legally and validly issued, fully paid and non-assessable.

     We are members of the Bar of the California. We express no opinion as to any matter relating to the laws of any jurisdiction other than the federal laws of the Untied States of America, the laws of the State of California and the General Corporation Law of the State of Delaware.
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     We consent to the use of this opinion as an exhibit to the Registration
Statement and further consent to the use of our name wherever appearing in the Registration Statement, including any Prospectus constituting a part thereof, and any amendments thereto.

                                            Very truly yours,


                                            WILSON SONSINI GOODRICH & ROSATI
                                            Professional Corporation


                                            /s/ WILSON SONSINI GOODRICH & ROSATI
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